Exhibit 3.9
CERTIFICATE OF CORRECTION
FILED TO CORRECT A CERTAIN ERROR IN
THE CERTIFICATE OF INCORPORATION
OF
PROTECTION ONE DATA SYSTEMS, INC.
FILED IN THE OFFICE OF THE SECRETARY OF STATE
OF DELAWARE ON May 22, 2002.
     1. The name of the corporation is Protection One Date Systems, Inc.
     2. A Certificate of Incorporation was filed by the Secretary of State of Delaware on May 22, 2002, and that said Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.
     3. The inaccuracy or defect of the Certificate to be corrected is the name of the corporation.
     4. Article I of the Certificate is corrected to read as follows:
     “The name of the corporation is Protection One Data Services, Inc. (the “Corporation”).
     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 29th day of May, 2002.

/s/ Charles B. Boehler
Charles B. Boehler, Incorporator

STATE Of DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 05/29/2002
020343737 - 3528102

STATE OF DELAWARE 02/03
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 05/22/2002
020326593 - 3528102
CERTIFICATE OF INCORPORATION
OF
PROTECTION ONE DATA SYSTEMS, INC
ARTICLE I
     The name of the corporation is Protection One Data Systems, Inc. (the “Corporation”).
ARTICLE II
     The address of the initial registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
     The total number of shares of all classes of stock which the Corporation shall have authority to issue, is One Thousand (1,000) shares of Common Stock, par value $.01.
ARTICLE V
     The number of directors constituting the initial Board of Directors of the Corporation is one (1). Subject to the provisions of law, the number of the directors of the Corporation may be increased or decreased from time to time pursuant to the Bylaws of the Corporation. The name and address of the person who is to serve as the sole director of the Corporation until the expiration of his initial term, as set forth in the Bylaws of the Corporation, and until his respective successors are duly elected and qualified, is as follows:
Richard Ginsburg
818 Kansas Avenue
Topeka, KS 66612
ARTICLE VI
     The Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal Bylaws of the Corporation, subject to the power of the stockholders to alter or repeal the Bylaws made by the Board of Directors.

ARTICLE VII
     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 1 74 of the General Corporation Law of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which such director derived as improper personal benefit. If the General Corporation Law of Delaware is amended after the filing of this Certificate of Incorporation so as to authorize corporate actions further eliminating or limiting personal liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists from time to time. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation of the personal liability of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE VIII
     Election of Directors need not be by written ballot, except and to the extent, provided for in the Bylaws.
ARTICLE IX
     The name of the incorporator of the Corporation is Charles B. Boehler and his mailing address is 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201.
     THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware does make this Certificate hereby declaring and certifying that this is his act and deed and that the facts herein stated are true, and accordingly has hereunto set his hand as of the 21st day of May, 2002.

/s/ Charles B. Boehler
Charles B. Boehler